UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2025

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Entry into A Material Agreement

On July 16, 2025, Reborn Coffee, Inc., a Delaware corporation (the “Company”) entered into a licensing agreement (the “Licensing Agreement”) with Arjomand Group LLC, a limited liability company owned and controlled by Farooq Arjomand who is Chairman of the Company’s Board of Directors (the “Licensee”). Pursuant to the terms of the Licensing Agreement, the Company has agreed to grant the Licensee a non-exclusive limited license to use the Company’s trademark and certain aspects of its coffee-brewing business.

The term of the Licensing Agreement commences on the day that the Licensee first offers the Company’s coffee products for sale (the “Effective Date”) and ends on the ten-year anniversary of that date (the “Expiration Date”). Under the terms of the Licensing Agreement, the Licensee has the right to renew the Licensing Agreement along similar terms and identical pricing (the “Renewal Right”). The Licensee must notify the Company in writing of its intention to exercise its Renewal Right and it must exercise such Renewal Right no less than eighteen months prior to the Expiration Date.

The Renewal Right may only be exercised if the following conditions are satisfied prior to the Expiration Date: (i) the Licensee has performed its obligations under the Licensing Agreement, (ii) the Licensee has completed the remodeling and renovation of its licensed locations to the specifications of the Company, (iii) the Licensee has not committed three or more defaults during any twelve month period during the term of the Licensing Agreement, (iv) the Licensee continues to comply with the terms and conditions of the Licensing Agreement, (v) the Licensee has satisfied the Company’s qualification and training requirements, (vi) the Licensee has executed and delivered to the Company a General Release (as defined in the Licensing Agreement), (vii) the Licensee has paid a renewal fee of $2,500 and (viii) the Licensee has executed the Renewal License Agreement (as defined in the Licensing Agreement) and delivered it to the Company.

The total license fee for the rights granted under the Licensing Agreement is $1,700,000. On the Effective Date of the Licensing Agreement, the Licensee will pay an initial non-refundable fee equal to 10% of the total license fee. The remaining 90% will be paid in three equal installments as follows: (i) 30% on the first anniversary of the Effective Date, (ii) 30% on the second anniversary of the Effective Date and (iii) 30% on the third anniversary of the Effective Date.

The terms of the Licensing Agreement further provide for the construction of a flagship Reborn Coffee store in the United Arab Emirates. The terms also contemplate the Licensee’s further expansion of the Company’s business into hospitality institutions in the Middle East and Europe. They contain provisions concerning store design, property leasing and training programs all of which require the Company’s oversight and approval. The Licensee is obligated to ensure that this flagship store is open for business within 180 days after the Effective Date.

The Licensing Agreement imposes obligations on the Licensee to ensure that all licensed products fit the standard of quality of the Company. It also includes customary licensing provisions concerning advertising, trademark usage, approved suppliers, confidentiality, accounting, insurance, assignment, prior knowledge of trade secrets, non-competition and indemnification.

Pursuant to the terms of the Licensing Agreement, the Licensee will not be entitled to, sublease, subcontract, award, transfer, or enter into any other agreement in connection with any licensed rights that would grant the right to possess, occupy or operate the Company’s core business.

The foregoing is a summary description of certain terms of the Licensing Agreement. For a full description of all terms, please refer to the copy of the Licensing Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Licensing Agreement by and between the Company and Arjomand Group LLC, dated July 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2025

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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